EXHIBIT 99.1

Great Basin Reports 2015 First Quarter Results

42 percent growth in customer base year-over-year, and 31 percent increase in year-over-year revenues

Salt Lake City – May 14, 2015 (PRNewswire) - Great Basin Scientific, Inc. (NASDAQ: GBSN), a molecular diagnostic testing company, today reported earnings results for the quarter ended March 31, 2015. Revenue for the quarter was $458,730, which represented a 31 percent increase in year-over-year revenues, and Loss from Operations was $3.9 million.

First Quarter 2015 Financial Results:

•	Revenue during the three month period ended March 31, 2015, was $458,730 versus $349,135 for the same period in 2014, which represented an increase of 31.4%. This increase was due to growth in the customer base.

•	The Company ended the first quarter with 101 U.S. customers and 52 evaluations either in-progress or scheduled as compared to 71 customers and 23 evaluations at the end of the prior year period, an increase of 42.3% and 126.1%, respectively.

•	Research and development expenses during the first quarter of 2015 were $1.5 million as compared to $0.8 million in the prior year period, an increase of 84.7%. The change was due to an increase in clinical trials and test development.

•	Selling, general and administrative expenses during the first quarter of 2015 were $1.9 million as compared to $1.2 million in the prior year period, an increase of 50.5%. The change was due to increased sales efforts and the increased cost of operating as a public company.

•	Loss from Operations was $3.9 million for the first quarter 2015 as compared to $2.5 million for the same period in 2014, an increase of 52.4%.

•	Net Loss Per Share was $(13.99) for the first quarter 2015 as compared to $(34.98) for the same period in 2014, a decrease of 60.0%.

•	The Net Loss Per Share includes a non-cash charge of $13.17 per share due to an increase in the derivative liability.

•	Excluding the non-cash derivative liability charge, adjusted net loss per common share for the first quarter 2015 was $(0.82) per share as compared to $(23.74) per share for the first quarter of 2014 a decrease of 96.5%.

Recent Business Highlights

•	GBSN completed a Units Offering raising $21.7 million of net proceeds.

•	20% increase in number of revenue generating customers versus the fourth quarter 2014.

•	Clinical trial initiated for Shiga Toxin-producing E. coli molecular diagnostic test.

•	In January 2015, the Company received a new patent for its sample-to-result molecular diagnostic testing technology.

•	On April 22, 2015 the Company received FDA clearance for its Group B Strep molecular diagnostic test.

Warrant Exercises

During the first quarter the Company received 40,000 Series A warrant exercises for proceeds of $88,000. From April 1, 2015 to the date of this release the Company received 785,407 Series A warrant exercises for proceeds of $1,727,895. The Company also received cashless warrant exercises for 483,643 Class A warrants, issuing 225,757 common shares and cashless warrant exercises for 324,889 Class B warrants issuing 307,596 common shares.

Non-GAAP Financial Measure

This press release includes an Adjusted Net Loss “non-GAAP financial measure” as defined by the United States Securities and Exchange Commission (SEC). The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of this non-GAAP financial measure to the nearest comparable GAAP measure, see “Reconciliation of Non-GAAP Financial Measure” included in this press release.

Reconciliation of Non-GAAP financial measure

Adjusted Net Loss

The Company excludes the value of the derivative liability in calculating Adjusted Net Loss because it is non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements and facilitates comparisons to peer operating results.

GREAT BASIN SCIENTIFIC, INC

Adjusted Net Loss

(Unaudited)

	Three Months Ended March 31,
The calculation of Adjusted Net Loss follows:	2015	2014
Net loss	$(71,173,625)	$(2,741,913)
Adjustment for change in derivative liability	66,994,149	—

Adjusted net loss	$(4,179,476)	$(2,741,913)

Adjusted net loss per common share - basic and diluted	$(0.82)	$(23.74)

Weighted average common shares - basic and diluted	5,086,906	115,510

Change in Fair Value of Derivative Liability

The change in fair value of derivative liability from $10.0 million on December 31, 2014 to $98.7 million on March 31, 2015 resulted in a non-cash expense in the amount of $67.0 million for the first quarter of 2015. The charge is the result of the issuance of the Series C common warrants offered as part of our Units offering as well as the increase in the fair value of the Class A, Class B, Series A, and Series B common warrants previously issued. Fair value accounting requires that warrants accounted for as derivative liabilities be recorded at fair value at inception and any changes in the fair value of the derivative liabilities be charged or credited to income during each accounting period. The changes in valuation have several variables; primary among them is the change in the Company’s stock price since decreases in the stock price produce gains on the derivative liability, while increases in the stock price produces losses on the derivative liability. The value of our common stock during the first quarter increased to $3.90 on March 31, 2015, from $2.46 on December 31, 2014.

About Great Basin Scientific

Great Basin Scientific is a molecular diagnostics company that commercializes breakthrough chip-based technologies. The Company is dedicated to the development of simple, yet powerful, sample-to-result technology and products that provide fast, multiple-pathogen diagnoses of infectious diseases. The Company’s vision is to make molecular diagnostic testing so simple and cost-effective that every patient will be tested for every serious infection, reducing misdiagnoses and significantly limiting the spread of infectious disease. More information can be found on the Company’s website at www.gbscience.com.

Forward-Looking Statements

This press release includes forward-looking statement regarding events, trends and business prospects, which may affect our future operating results and financial position. Forward-looking statements involve risk and uncertainties, which could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risk and uncertainties include, but are not limited to: (i) our limited operating history and history or losses; (ii) our ability to develop and commercialize new products and the timing of commercialization; (iii) our ability to obtain capital when needed; and (iv) other risks set forth in the Company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2014. These forward-looking statements speak only as of the date hereof and Great Basin Scientific specifically disclaims any obligation to update these forward-looking statements, except as required by law.

FINANCIAL TABLES FOLLOW

GREAT BASIN SCIENTIFIC, INC.

CONDENSED BALANCE SHEETS

March 31, 2015 and December 31, 2014

(Unaudited)

	March 31,	December 31,
	2015	2014
Assets
Current assets:
Cash	$20,588,361	$2,017,823
Accounts receivable, net	290,509	267,485
Inventory	504,696	457,094
Prepaid and other current assets	558,519	376,778

Total current assets	21,942,085	3,119,180
Intangible assets, net	190,874	216,580
Property and equipment, net	4,504,608	4,237,467

Total assets	$26,637,567	$7,573,227

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$2,204,640	$1,369,169
Accrued expenses	1,107,419	612,359
Current portion of notes payable	43,718	49,994
Notes payable - related party, net of discount	716,667	441,667
Current portion of capital lease obligations	1,086,439	947,422

Total current liabilities	5,158,883	3,420,611
Notes payable, net of current portion	—	5,693
Capital lease obligations, net of current portion	1,859,730	2,156,837
Derivative liability	98,691,685	9,998,636

Total liabilities	105,710,298	15,581,777

Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $.001 par value, 5,000,000 shares authorized; 2,724,000 and 0 shares issued and outstanding, respectively	2,724	—
Common stock, $.001 par value: 50,000,000 shares authorized; 5,126,458 and 5,086,458 shares issued and outstanding, respectively	5,126	5,086
Additional paid-in capital	56,097,740	55,991,060
Accumulated deficit	(135,178,321)	(64,004,696)

Total stockholders’ deficit	(79,072,731)	(8,008,550)

Total liabilities and stockholders’ deficit	$26,637,567	$7,573,227

GREAT BASIN SCIENTIFIC, INC.

CONDENSED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2015 and 2014

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues	$458,730	$349,135
Cost of sales	966,593	846,957

Gross loss	(507,863)	(497,822)
Operating expenses:
Research and development	1,503,558	814,237
Selling and marketing	806,118	634,242
General and administrative	1,060,652	605,995
(Gain) loss on sale of assets	—	(8,166)

Total operating expenses	3,370,328	2,046,308

Loss from operations	(3,878,191)	(2,544,130)

Other income (expense):
Interest expense	(305,582)	(192,609)
Interest income	4,297	919
Change in fair value of derivative liability	(66,994,149)	—

Total other income (expense)	(67,295,434)	(191,690)

Loss before provision for income taxes	(71,173,625)	(2,735,820)
Provision for income taxes	—	(6,093)

Net loss	(71,173,625)	(2,741,913)
Less: Cumulative preferred stock dividends (undeclared)	—	(1,299,118)

Net loss attributable to common stockholders	$(71,173,625)	$(4,041,031)

Net loss per common share - basic and diluted	$(13.99)	$(34.98)

Weighted average common shares - basic and diluted	5,086,906	115,510

GREAT BASIN SCIENTIFIC, INC.

CONDENSED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2015 and 2014

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(71,173,625)	$(2,741,913)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	339,593	255,373
Change in fair value measurement	66,994,149	—
(Gain) loss on sale of assets	—	(8,166)
Employee stock compensation	18,720	15,939
Debt discount amortization	25,000	—
Changes in operating assets and liabilities:
Increase in accounts receivable, net	(23,024)	(21,989)
Decrease (increase) in inventory	(47,602)	(120,071)
Increase in prepaid and other assets	(181,741)	(70,943)
Decrease (increase) in accounts payable	(37,237)	748,823
Increase in accrued liabilities	495,060	156,805

Net cash used in operating activities	(3,590,707)	(1,786,142)

Cash flows from investing activities:
Acquisition of property and equipment	(83,566)	(24,864)
Construction of equipment	(77,769)	(314,180)
Proceeds from sale of assets	—	35,000

Net cash used in investing activities	(161,335)	(304,044)

Cash flows from financing activities:
Proceeds from exercise of warrants	88,000	—
Proceeds from issuance of convertible notes payable	—	100,000
Proceeds from issuance of convertible notes payable - related party	—	300,000
Proceeds from issuance of preferred stock	—	366,250
Proceeds from follow-on offering	22,154,639	—
Proceeds from issuance of notes payable - related party	250,000	390,000
Principal payments of capital leases	(158,090)	(117,662)
Principal payments of notes payable	(11,969)	(10,680)

Net cash provided by financing activities	22,322,580	1,027,908

Net increase (decrease) in cash	18,570,538	(1,062,278)
Cash, beginning of the period	2,017,823	1,211,423

Cash, end of the period	$20,588,361	$149,145

Supplemental disclosures of cash flow information:
Interest paid	$241,228	$192,202

Income taxes paid	$—	$—

Supplemental schedule of non-cash investing and financing activities:
Conversion of note payable to preferred stock	$—	$4,442,000

Assets acquired through capital leases	$—	$1,293,205

Initial public offering and follow-on offering costs incurred but unpaid	$453,015	$—

Property and equipment included in accounts payable	$419,693	$—

Media Contact:

Tony Russo, Ph.D. or Todd Davenport, Ph.D.

Russo Partners, LLC

212.845.4251

tony.russo@russopartnersllc.com

todd.davenport@russopartnersllc.com

Investor Relations Contact:

Bob Yedid

ICR

646.277.1250

Bob.Yedid@icrinc.com

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